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                                                                EXHIBIT  10.81


                       ASSIGNMENT OF RIGHTS (ENGINES)
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MARCH 1, 1993


In consideration of WORLD AIRWAYS, INC. ("LESSEE") leasing from International Lease Finance Corporation ("ILFC") one (1) McDonnell Douglas MD-11 Aircraft with three (3) Pratt & Whitney PW4462 engines installed on the aircraft, it is hereby agreed as follows:

1. ILFC hereby assigns and transfers to LESSEE all of ILFC's respective rights and interest in and to and in and under the Engine Sales Warranty and Service Policy benefits (the "Engine Warranties") of the Consolidated JT8D-200 Series/PW2000 Series/PW4000 Series Propulsion System/Engine Support Proposal for ILFC dated May 11,1988 (the "Support Agreement") between United Technologies Corporation, Pratt & Whitney Group ("P&W") and ILFC during the term of such lease so long as no Event of Default is continuing thereunder.

2. P & W hereby consents to the assignment and transfers to LESSEE all of the rights and interest of ILFC in, to and under the Engine Warranties and P & W agrees that until it shall have written notice that an Event of Default is continuing under such lease from ILFC, it will allow LESSEE on an exclusive basis, to exercise in its own name all rights interest that ILFC would nave been entitled to pursuant to the Engine Warranties, it being further agreed that LESSEE accepts all the limitations pertaining to said Warranties as stated in the Support Agreement.

3. Each party agrees that at any time from time-to-time, on written request of any other party hereto and the expense of the party so requesting, that it will promptly and duly execute and deliver any and all reasonable documentation required to accomplish the assignment and transfer of the rights and interest referred to above.

4. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns to the extent permitted by the Support Agreement and hereunder.

5. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

6. This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument and any party may execute this Agreement by signing any counterpart.


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IN WITNESS WHEREOF, the authorized representative of the parties hereto have executed this Agreement as of the day and year first above written.


For and on behalf of
INTERNATIONAL LEASE FINANCE CORPORATION

/s/
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By: John L Plueger
Its: SR. V.P.

For and on behalf of
WORLD AIRWAYS,INC.


/s/ [SIGNATURE APPEARS HERE]
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By: [NAME APPEARS HERE]
Its: CEO


For and on behalf of
UNITED TECHNOLOGIES CORPORATION
PRATT & WHITNEY GROUP

/s/
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By: L. E. Pawlich
Its: MGR CUSTOMER WARRANTY & SUPPORT SERVICES